BYLAWS

OF

VALIC COMPANY I

AMENDED AND RESTATED OCTOBER 26, 2021

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.

Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. The Corporation shall not be required to hold an annual meeting of stockholders in any year in which the election of Directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In the event that the Corporation is required to hold a meeting of stockholders to elect Directors under the Investment Company Act, such meeting shall be designated the annual meeting of stockholders for that year and shall be held on a date and at the time and place set by the Board of Directors in accordance with the Maryland General Corporation Law (the “MGCL”). An annual meeting of stockholders called for any other reason shall be held on a date and at the time and place set by the Board of Directors.

Section 3. SPECIAL MEETINGS. Each of the Chair of the Board of Directors, any Vice Chair of the Board of Directors, the President, or the Board of Directors may call a special meeting of stockholders. A special meeting of stockholders shall be held on the date and at the time and place set by the Chair of the Board of Directors, any Vice Chair of the Board of Directors, the President or the Board of Directors, whoever has called the meeting. A special meeting of stockholders shall also be called by the Secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.    Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs the Secretary shall give notice stating the purpose or purposes of the meeting.

Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting. No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chair of the meeting or, in the absence of such appointment or appointed individual, by the Chair of the Board or, in the case of a vacancy in the office or absence of the Chair of the Board, by one of the following individuals present at the meeting in the following order: the lead independent director, if there is one, the President, the Vice Presidents in their order of rank and, within each rank, in their order of seniority, the Secretary, or, in the absence of such officers, a chair chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary or, in the case of a vacancy in the office or absence of the Secretary, an Assistant Secretary or an individual appointed by the Board of Directors or the chair of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an Assistant Secretary, or, in the absence of all Assistant Secretaries, an individual appointed by the Board of Directors or the chair of the meeting, shall record the minutes of the meeting. Even if present at the meeting, the person holding the office named herein may delegate to another person the power to act as chair or secretary of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chair and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chair of the meeting may determine; (c) recognizing speakers at the meeting and determining when and for how long speakers and any individual speaker may address the meeting; (d) determining when and for how long the polls should be opened and when the polls should be closed and when announcement of the results should be made; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (g) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.

Section 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast one-third of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the “Charter”) for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the stockholders, the chair of the meeting may adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. The date, time and place of the meeting, as reconvened, shall be either (a) announced at the meeting or (b) provided at a future time through means announced at the meeting.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

Section 7. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different vote is required by statute or by the charter of the Corporation. Unless otherwise provided by statute or by the Charter, each outstanding share, regardless of series or class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chair of the meeting shall order that voting be by ballot or otherwise.

Section 8. PROXIES. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9. INSPECTORS. The Board of Directors or the chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chair of the meeting, the inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chair of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 10. FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such record date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if postponed or adjourned, except if the meeting is postponed or adjourned to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.

Section 11. TELEPHONE AND REMOTE COMMUNICATION MEETINGS. The Board of Directors or chair of the meeting may permit one or more stockholders to participate in a meeting by means of a conference telephone or other communications equipment in any manner permitted by Maryland law. In addition, the Board of Directors may determine that a meeting not be held at any place, but instead may be held solely by means of remote communications in any manner permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at the meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

Section 2. NUMBER, TENURE AND RESIGNATION. A majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. At each annual meeting of stockholders, the stockholders shall elect Directors to hold office for an indefinite term until the next annual meeting and until their successors are duly elected and qualify. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the Chair of the Board or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3. VACANCIES. Any vacancy occurring on the Board of Directors for any cause other than by reason of an increase in the number of Directors may be filled by a majority of the remaining members of the Board of Directors, whether or not sufficient to constitute a quorum. Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. The Board may not elect any Director to fill any vacancy as provided herein unless immediately after filling any such vacancy at least two-thirds of the Directors then holding office shall have been elected to such office at an annual or special meeting of stockholders. If at any time after the first annual meeting of stockholders of the Corporation, a majority of the Directors in office shall consist of Directors elected by the Board of Directors, a meeting of the stockholders shall be called forthwith, and in any event within 60 days, for the purpose of electing the entire Board of Directors, and the terms of office of the Directors then in office shall terminate upon the election and qualification of such Board of Directors.

Section 4. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such time and place as the Board of Directors may from time to time determine.

Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chair of the Board of Directors, if one be appointed, or by the executive committee, if one be constituted, by vote at a meeting, or by the President or by a majority of the Directors or by any Vice Chair of the Board of Directors. Special meetings may be held at such time and place as may be designated from time to time by the Board of Directors. In the absence of such designation, such meetings shall be held at such time and place as may be designated in the notice of the meeting.

Section 6. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 7. QUORUM. A majority of the Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such Directors is present at such meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of Directors is required for action, a quorum must also include a majority or such other percentage of such group.

The Directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Directors to leave fewer than required to establish a quorum.

Section 8. VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 9. TELEPHONE MEETNGS. Members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting except any meeting to consider the entry into or renewal of any contract or agreement whereby any person agrees to serve as investment adviser or principal underwriter of the

Corporation, or any meeting to select an independent public accountant for the preparation of any of the Corporation’s financial statements.

Section 10. CONSENT BY DIRECTORS WITHOUT A MEETING. Unless the Investment Company Act requires that a particular action be taken only at a meeting at which the Board of Directors are present in person, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without such meeting if a consent to such action is given in writing or by electronic transmission by each of the Directors or members of the committee and filed with the minutes of proceedings of the Board of Directors or the committee.

Section 11. CHAIR AND VICE CHAIR. The Board of Directors may appoint one of its members to serve as Chair of the Board of Directors, and may appoint one or more of its members to serve as Vice Chair of the Board of Directors.

Section 12. COMPENSATION. Directors may receive such compensation for their services as may be fixed from time to time by resolution of the Board, and, in addition, may be reimbursed for reasonable expenses incurred in connection with the discharge of their duties and responsibilities, including but not limited to attendance at regular or special meetings of the Board or of any committee thereof.

Section 13. RELIANCE. Each Director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the Director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the Director does not serve, as to a matter within its designated authority, if the Director reasonably believes the committee to merit confidence.

Section 14. RATIFICATION. The Board of Directors or the stockholders may ratify any act, omission, failure to act or determination made not to act (an “Act”) by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders. Any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.

Section 15. EMERGENCY PROVISIONS. Notwithstanding any other provision in the charter or these Bylaws, this Section 15 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any Director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many Directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of Directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

COMMITTEES

Section 1. NUMBER AND TENURE. The Board of Directors may appoint from among its members an executive committee and other committees composed of one or more Directors, to serve at the pleasure of the Board of Directors.

Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for meetings of the Board of Directors. The Board of Directors may designate a chair of any committee, and such chair or, in the absence of a chair, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

Section 4. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

NOTICES

Section 1. GENERAL. Notices to stockholders, other than for a meeting of stockholders, shall be given by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice.

Section 2. WAIVER. Whenever any notice of the time, place or purpose of any meeting of stockholders, Directors or committee is required to be given under the provisions of the statute or under the provisions of the Charter or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of Directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons.

ARTICLE VI

OFFICERS

Section 1. GENERAL PROVISIONS. The executive officers of the Corporation shall be elected annually by the Board of Directors. Such officers shall include a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also in its discretion elect Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the executive committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by statute or these Bylaws to be executed, acknowledged or verified by two or more officers.

Section 2. TERM, REMOVAL AND RESIGNATION. The term of office of all officers shall be one year and until their respective successors are elected and qualify. Any officer may be removed from office at any time by the vote of a majority of the entire Board of Directors. Any officer may resign at any time by delivering his or her resignation to the Board of Directors, the Chair of the Board, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3. POWERS AND DUTIES. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the executive committee, if any.

ARTICLE VII

STOCK

Section 1. CERTIFICATES. Shares of stock of the Corporation may be issued without certificates or, if directed by the Board of Directors, be issued in the form of a certificate or certificates which shall represent and certify the number and series (and class, if applicable) of shares owned by a stockholder in the Corporation. Any such certificate shall be in such form as the Board of Directors may from time to time prescribe.

Section 2. TRANSFERS. Shares of stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. In the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

Section 3. STOCK LEDGER. The stock ledgers of the Corporation, containing the name and mailing address of the stockholders and the number of shares held by them respectively, shall be kept at the principal office of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

Section 4. REPLACEMENT CERTIFICATES. The Board of Directors may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation and the transfer agent, if any, to indemnify it and such transfer agent, if any, against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VIII

CUSTODIANSHIP

The Corporation shall at all times employ a custodian or custodians meeting the qualifications for custodians for portfolio securities of investment companies contained in the Investment Company Act, as custodian with respect to the assets of the Corporation. Any custodian shall have authority as agent of the Corporation as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Investment Company Act. The Board of Directors may also authorize each custodian to employ one or more sub-custodians from time to time to perform the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Board of Directors, provided that each sub-custodian shall meet the qualifications for custodians contained in the Investment Company Act.

ARTICLE IX

GENERAL PROVISIONS

Section 1.    DISTRIBUTIONS. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, pursuant to law and the Charter.

Section 2.    CONTINGENCIES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or the equalizing of dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.    CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors or a manager acting within the scope of its authority pursuant to a management agreement and executed by the president or any other person authorized by the Board of Directors or such a manager.

Section 4.    CHECKS AND DRAFTS. All checks, drafts, and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 5.    FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6.    SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Maryland.” Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE X

INDEMNIFICATION

To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a Director or officer of the

Corporation and at the request of the Corporation, serves or has served as a Director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a Director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. Any indemnification or advance of expenses made pursuant to this Article X shall be subject to applicable requirements of the Investment Company Act and of the Charter. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article X, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article X, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE XI

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on behalf of the Corporation, other than actions arising under United States federal securities laws, (c) any action asserting a claim of breach of any duty owed by any director, officer or agent of the Corporation to the Corporation or to the stockholders of the Corporation, (d) any action asserting a claim against the Corporation or any director, officer or agent of the Corporation arising pursuant to any provision of the MGCL or the Charter or these Bylaws, or (e) any other action asserting a claim against the Corporation or any director, officer or agent of the Corporation that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Corporation consents in writing to such court.

ARTICLE XII

AMENDMENTS

The Board of Directors shall have the exclusive power, at any time, to amend or repeal any provision of these Bylaws and to make new Bylaws.